SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): November 23, 2011

AMC ENTERTAINMENT INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-8747	43-1304369
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

920 Main Street, Kansas City, Missouri 64105

 (Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code: (816) 221-4000

Not Applicable

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 23, 2011, our director Stan Parker advised AMC Entertainment Inc. (the “Company”) that he was resigning from the Company’s Board of Directors where he had served since December 2004.

On November 23, 2011, the sole stockholder of the Company elected Lee Solomon to the Company’s Board of Directors, effective immediately.  Mr. Solomon fills the vacancy created by the resignation of Mr. Parker.

Mr. Solomon is a Senior Advisor of Apollo Management, L.P., where he has been employed since 2009 and which, together with its affiliates, acts as manager of Apollo and related private securities investment funds.  Mr. Solomon previously served as Chief Operating Officer of The Weinstein Company, LLC from 2008 to 2009 and prior to that time was a Principal of Grosvenor Park Media from 2005 to 2008.  Mr. Solomon holds an MBA from the Stern School of Business at New York University with an emphasis in finance, and a BA in Economics and Political Science from the University of Rochester.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On November 23, 2011 all of the Class A stockholders of the Company’s sole stockholder AMC Entertainment Holdings, Inc., which Class A stockholders are the only stockholders entitled to vote on the matter set forth herein, unanimously approved and elected Mr. Solomon to the Company’s Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMC ENTERTAINMENT INC.

Date: November 30, 2011	By:	/s/ CRAIG R. RAMSEY
Craig R. Ramsey
Executive Vice President and
Chief Financial Officer